Exhibit 99.1

Kinnate Biopharma Inc. Reports Second Quarter 2021 Financial Results

Announced first patient dosed in Phase 1 trial
evaluating KIN-2787 in patients with BRAF mutation-positive solid tumors

Strengthened management team and Board of Directors with key appointments

Ended the quarter with cash, cash equivalents and investments of $365.1 million, exclusive of $35.0 million in its China joint venture

SAN FRANCISCO and SAN DIEGO, Calif. – August 16, 2021 – Kinnate Biopharma Inc. (Nasdaq: KNTE) (“Kinnate”), a biopharmaceutical company focused on the discovery and development of small molecule kinase inhibitors for difficult-to-treat, genomically defined cancers, today announced financial results for the quarter ended June 30, 2021. The company also announced that the first patient has commenced treatment in its Phase 1 KN-8701 clinical trial evaluating its lead RAF product candidate, KIN-2787, a pan-RAF inhibitor being developed for the treatment of patients with lung cancer, melanoma and other solid tumors.

“2021 continues to be a year of progress for Kinnate. Initiating our first in-human trial for KIN-2787 and dosing our first patient were important steps forward toward expanding options for cancer patients who are not benefiting from currently approved RAF inhibitors," said Nima Farzan, Chief Executive Officer of Kinnate. "As we enter the second half of the year, our expanding team of clinical and business leaders are well positioned to drive further progress in our KIN-2787 program and advance our pipeline of targeted precision oncology therapies, including our lead FGFR inhibitor candidate for which we anticipate filing an IND in the first half of 2022.”

The KN-8701 trial is a multi-center, open-label, two-part study of approximately 115 patients to evaluate the safety, tolerability, pharmacokinetics (PK), and preliminary efficacy of KIN-2787 in adults with Class I, Class II, or Class III BRAF-mutated advanced or metastatic solid tumors.

"Successfully targeting patients with Class II and Class III BRAF mutations remains a substantial unmet need in cancer care. KIN-2787 brings a unique approach to potentially address the shortcomings of existing therapies by inhibiting dimer signaling in specific patient populations with BRAF mutations while also minimizing MAPK paradoxical activation," said Meredith McKean, MD, MPH, Associate Director, Melanoma and Skin Cancer Research Program, Sarah Cannon Research Institute at Tennessee Oncology. "We are proud to be the first site to treat a patient with KIN-2787 and look forward to working with Kinnate to continue enrollment in this important Phase 1 trial.”

Other Recent Business Highlights and Corporate Update:

•
In May 2021, we closed a $35 million Series A preferred stock financing of a China joint venture (“China JV”), of which Kinnate is the majority shareholder. Established with OrbiMed Asia Partners, OrbiMed Private Investments and Foresite Capital, the China JV will be headquartered in Shanghai and the financing will enable the potential development and commercialization by the China JV of certain Kinnate targeted oncology product candidates across Greater China (PRC, Hong Kong, Taiwan, and Macau).

•
We appointed Neha Krishnamohan as our Chief Financial Officer and Executive Vice President, Corporate Development, and we continued to expand our leadership team, including with the appointment of Ken Kobayashi, M.D., our Senior Vice President, Clinical Development.

•
Helen Sabzevari, Ph.D. was appointed to our Board of Directors, and Stephen Kaldor, Ph.D., one of our founders, was not nominated for re-election to our Board of Directors when his term expired at our 2021 annual meeting of shareholders.

•	We expanded our organization to 52 full-time employees at June 30, 2021, of which 39 were engaged in research and development activities.
•
During a virtual poster session at the 57th Annual Meeting of the American Society of Clinical Oncology (ASCO), we presented results from preclinical studies evaluating the efficacy and tolerability of KIN-2787, in vitro and in vivo in BRAF mutation-driven human cancer models.

Second Quarter 2021 Financial Results

•	Second quarter net loss for 2021 was $21.4 million, compared to $7.6 million for the same period in 2020.
•	Second quarter research and development expenses for 2021 were $16.2 million, compared to $5.6 million for the same period in 2020.
•	Second quarter general and administrative expenses for 2021 were $5.3 million, compared to $2.0 million for the same period in 2020.
•	As of June 30, 2021, the total of cash and cash equivalents and investments was $365.1 million, exclusive of $35.0 million in the China JV.

About Kinnate

Kinnate is focused on the discovery and development of small molecule kinase inhibitors for difficult-to-treat, genomically defined cancers. Kinnate’s mission is to expand the reach of targeted therapeutics by developing products for underserved populations. Kinnate utilizes its deep expertise in structure-based drug discovery, translational research, and patient-driven precision medicine, which it refers to as the Kinnate Discovery Engine, to develop targeted therapies. Based in San Francisco and San Diego, California, the Kinnate team is composed of drug discovery experts supported by a distinguished group of scientific advisors. For more information, please visit www.kinnate.com.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements include, without limitation, statements regarding the development of our pipeline and the potential benefits of our drug discovery activities, the expected timing for our regulatory filings and enrollment and conduct of our clinical trials, the potential benefits and treatment indications of our product candidates and the expected expansion of our organization. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are also intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends. Such expectations and projections may never materialize or may prove to be incorrect. These forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors, including risks related to operating as a preclinical-stage biopharmaceutical company with a limited operating history; our ability to raise additional capital to finance our operations; our ability to discover, advance through the preclinical and clinical development of, obtain regulatory approval for and commercialize our product candidates; the novel approach we are taking to discover and develop drugs; our ability to timely file and obtain approval of investigational new drug applications for our planned clinical trials; the potential for any clinical trial results to differ from our preclinical trial results; negative impacts of the COVID-19 pandemic on our business, including planned clinical trials and ongoing and planned preclinical trials; competition in our industry; regulatory developments in the United States and other countries; our ability to attract, hire and retain highly skilled executive officers and employees; difficulties in managing our growth; our ability to protect our intellectual property; reliance on third parties to conduct our preclinical studies and any future clinical trials, and to manufacture our product candidates; general economic and market conditions; and other risks.

These and other risks, uncertainties, assumptions and other factors are further described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 that we are concurrently filing with the Securities and Exchange Commission (the “SEC”), as well as in our subsequent filings we make with the SEC. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. Investors should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Our forward-looking statements speak only as of the date of this release, and except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason in the future.

Contacts:

Investors:
Patti Bank
Westwicke, an ICR Company
415-513-1284
investors@kinnate.com

Media:
Colin Sanford
colin@bioscribe.com

Kinnate Biopharma Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and par value amounts)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$132,991	$365,462
Cash at consolidated joint venture	35,011	-
Short-term investments	87,017	31,398
Prepaid expenses and other current assets	3,761	3,343
Total current assets	258,780	400,203
Property and equipment, net	286	368
Long-term investments	145,136	-
Restricted cash	371	-
Other non-current assets	90	-
Total assets	$404,663	$400,571

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,334	$3,940
Accrued expenses	6,989	3,364
Total current liabilities	8,323	7,304
Commitments and contingencies
Redeemable noncontrolling interests	35,000	-
Stockholders’ equity:
Preferred stock, $0.0001 par value; 200,000,000 shares authorized at June 30, 2021 and December 31, 2020; 0 shares outstanding at June 30, 2021 and December 31, 2020	-	-
Common stock, $0.0001 par value; 1,000,000,000 shares authorized at June 30, 2021 and December 31, 2020; 43,622,745 and 43,477,439 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	4	4
Additional paid-in capital	453,641	446,601
Accumulated other comprehensive loss	(74)	(9)
Accumulated deficit	(92,231)	(53,329)
Total stockholders’ equity	361,340	393,267
Total liabilities and equity	$404,663	$400,571

Kinnate Biopharma Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Operating expenses:
Research and development	$16,242	$5,579	$28,908	$8,777
General and administrative (includes related party amount of $92 for the three and six months ended June 30, 2020)	5,327	2,047	10,142	3,002
Total operating expenses	21,569	7,626	39,050	11,779
Loss from operations	(21,569)	(7,626)	(39,050)	(11,779)
Other income:
Interest income	672	12	1,075	224
Other expense, net	(548)	-	(927)	-
Total other income, net	124	12	148	224
Net loss	(21,445)	(7,614)	(38,902)	(11,555)
Net loss attributable to redeemable noncontrolling interests	-	-	-	-
Net loss attributable to Kinnate	$(21,445)	$(7,614)	$(38,902)	$(11,555)

Weighted-average shares outstanding, basic and diluted	43,535,887	3,705,857	43,506,825	3,689,152
Net loss per share, basic and diluted	$(0.49)	$(2.05)	$(0.89)	$(3.13)

Comprehensive loss:
Net loss	$(21,445)	$(7,614)	$(38,902)	$(11,555)
Other comprehensive (loss) income:
Unrealized loss on investments	(34)	-	(65)	-
Total comprehensive loss	(21,479)	(7,614)	(38,967)	(11,555)
Comprehensive loss attributable to noncontrolling interests	-	-	-	-
Comprehensive loss attributable to Kinnate	$(21,479)	$(7,614)	$(38,967)	$(11,555)